Exhibit 99.1

For Immediate Release

Contact:

Sandra Knell, CFO

408-782-6686 / sknell@coastdist.com

or

Jeff Lambert, Ryan McGrath

Lambert, Edwards & Associates, Inc.

616-233-0500 / mail@lambert-edwards.com

COAST DISTRIBUTION SYSTEM DECLARES

REGULAR QUARTERLY CASH DIVIDEND OF $0.04 PER SHARE

BOARD OF DIRECTORS APPROVES NEW SHARE BUYBACK PROGRAM

MORGAN HILL, Calif., June 3, 2005 — The Coast Distribution System, Inc. (AMEX: CRV), one of North America’s largest suppliers of aftermarket replacement parts, accessories and supplies for the recreational vehicle (RV) and marine industries, today announced its Board of Directors has declared a regular quarterly cash dividend of $0.04 per share for the Company’s second fiscal quarter ending June 30, 2005. The dividend will be paid on June 29, 2005 to all stockholders of record as of June 15, 2005.

The Company also announced its Board of Directors has approved a new stock buyback program. The program authorizes the Company to purchase, in accordance with applicable Securities and Exchange Commission rules, up to $1.5 million of its shares of common stock in open market and private transactions when opportunities become available to purchase shares at attractive prices. As previously announced, the Company recently completed a $240,000 share repurchase program.

“Both our quarterly dividend policy and stock buyback program reflect our financial strength, optimism in the future of Coast and desire to enhance shareholder value,” stated Thomas R. McGuire, chairman and CEO of Coast. “As a Company, we are committed to maximizing our shareholders’ investments.”

About The Coast Distribution System

The Coast Distribution System, Inc. (www.coastdistribution.com) is one of the leading suppliers of parts, accessories and supplies for recreational vehicles (RVs) and pleasure boats in the U.S. and Canada. Coast supplies its products to its 15,000 customers through 17 distribution centers throughout the U.S. and Canada. Coast is publicly traded on the American Stock Exchange under the ticker symbol CRV.

Cautionary Statements Regarding Forward-Looking Information

The declaration of cash dividends in the future, pursuant to the Company’s dividend policy, are subject to final determination by the Board of Directors based on a number of factors, including the Company’s financial performance and its available cash resources. Also, it could become necessary for the Company to obtain the consent of its lender under its secured bank loan agreement in order to pay cash dividends in the future.

Coast is under no obligation to repurchase shares under the buyback program and the timing, actual number and value of shares that are repurchased by Coast under the buyback program will depend on a number of factors, including its future financial performance and available cash resources, prevailing market prices of its common stock and the number of shares that become available for sale at prices that the Company believes are attractive.

For these reasons, as well as other reasons, there can be no assurance that the Company’s future dividends will in fact be equal or similar to the amounts described in this press release or that the Board of Directors will not decide to suspend or discontinue the payment of cash dividends or purchases of shares under the stock buyback program.

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The Coast Distribution System / Page 2 of 2

Statements and comments in this news release regarding our expectations and beliefs about our future financial performance and future financial condition are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release regarding our future financial performance or future financial condition are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from those expected at the current time. Those risks and uncertainties may include, among others:

Loss of confidence among consumers regarding economic conditions, which could adversely affect their willingness to purchase and use their RVs and boats and which, in turn, would affect their purchases of the products we sell; increases in interest rates which affect the availability and affordability of financing for RVs and boats; increases in the costs and shortages in the supply of gasoline which increase the costs of using, and the willingness and ability of consumers to use, RVs and boats; and unusually severe or extended winter weather conditions, which can reduce the usage of RVs and boats for periods extending beyond the ordinary winter months or to regions that ordinarily encounter milder winter weather conditions; possible increases in price competition within our markets that could reduce our margins and, therefore, our earnings; our practice of obtaining a number of our products from single manufacturing sources, which could lead to shortages in the supply of products to us in the event any single source supplier were to encounter production or other problems; and possible changes in supply relationships in our markets, which could lead to increased competition or to reductions in the number of products we are able to offer our customers. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended by Amendment No. 1 on Form 10-K/A, and readers of this news release are urged to review the discussion of those risks and uncertainties that are contained in that Report. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date. We also disclaim any obligations to update forward-looking statements contained in this news release or in the above referenced 2004 Annual Report, whether as a result of new information, future events or otherwise.